CONSENT OF INDEPENDENT AUDITORS




         We consent to the references to our firm under the captions "Auditors" and "Statement of Assets and Liabilities" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A No. 333-18653) and related Prospectus of Dean Family of Funds, of those references and of our report dated March 18, 1997 on the Dean Family of Funds (comprising respectively, the Large Cap Value Fund, Small Cap Value Fund, and Balanced Fund).





                                                     /s/Ernst & Young LLP
                                                     Ernst & Young, LLP





Cincinnati, Ohio
September 30, 1997




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